UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	June 20, 2008

OGE ENERGY CORP.
(Exact Name of Registrant as Specified in Its Charter)

Oklahoma
(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638
(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321
(Address of Principal Executive Offices)	(Zip Code)

405-553-3000
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with approximately 765,000 customers in Oklahoma and western Arkansas, and Enogex LLC and its subsidiaries, a midstream natural gas pipeline business with principal operations in Oklahoma.

On June 20, 2008, the Company issued a press release announcing that the Company’s Senior Vice President and Chief Financial Officer, James R. Hatfield, will resign his position effective July 11, 2008. The Company also announced that the Company’s Controller and Chief Accounting Officer, Scott Forbes, will serve as the interim Chief Financial Officer (“CFO”) pending Board of Director approval until a permanent replacement is named. Mr. Forbes, 50, joined the Company in August 2005, having served since 2002 as Senior Vice President and CFO of Texas-New Mexico Power Co. Mr. Forbes holds a bachelor’s degree in accounting from Texas Tech University and has served in various accounting and finance positions in the electric utility industry since 1979 with companies including Gulf States Utilities Co. and Entergy Corp. The related press release is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 8.01. Other Events

On June 23, 2008, the Company issued a press release announcing that OG&E proposed an innovative, customer-oriented plan to the Oklahoma Corporation Commission (“OCC”) designed to ease the financial burden on its customers of higher summer electric bills resulting from near-record high natural gas prices. OG&E proposed to the OCC in its fuel adjustment filing that it recover only 50 percent of higher fuel costs during the hot summer months while delaying recovery of the remaining amount until the milder months of fall and early winter. The deferral also includes approximately $60 million in higher fuel costs that OG&E has not yet recovered from customers.

OG&E’s proposal, which is scheduled to be implemented July 1, 2008, reduces the near-term impact on its customers of higher fuel prices. While the impact on summer bills will be reduced, bills received in the months of October through December will be higher in order to recover deferred fuel costs. The related press release is furnished as Exhibit 99.02 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.01	Press release dated June 20, 2008, announcing OGE Energy Corp. announces resignation of CFO Jim Hatfield.
99.02	Press release dated June 23, 2008, announcing OG&E to Defer Higher Fuel Costs to Ease Impact on Customers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

June 24, 2008

Exhibit 99.01

OGE Energy Corp. announces resignation of CFO Jim Hatfield

Controller and Chief Accounting Officer Scott Forbes to be named interim CFO

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) Chairman, President and CEO Pete Delaney today announced that company Senior Vice President and Chief Financial Officer James R. Hatfield will resign his position effective July 11.

“We appreciate Jim’s 14 years of dedicated service to OGE Energy, and we wish him all the best in his future endeavors,” Delaney said.

Delaney also announced that company Controller and Chief Accounting Officer Scott Forbes will serve as interim CFO pending board approval until a permanent replacement is named. Forbes came to OGE Energy in August 2005, having served since 2002 as senior vice president and CFO of Texas-New Mexico Power Co. He holds a bachelor’s degree in accounting from Texas Tech University and has served in various accounting and finance positions in the electric utility industry since 1979 with companies including Gulf States Utilities Co. and Entergy Corp.

OGE Energy is the parent company of Oklahoma Gas and Electric Company, a regulated electric utility with more than 765,000 customers in a service area spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex LLC, a midstream natural gas pipeline business with principal operations in Oklahoma.

Exhibit 99.02

OG&E to defer higher fuel costs to ease impact on customers

Rising natural gas costs driving summer electric bills higher

OKLAHOMA CITY – OG&E today proposed an innovative, customer-oriented plan to the Oklahoma Corporation Commission designed to ease the financial burden on its customers of higher summer electric bills resulting from near-record high natural gas prices.

Utilities like OG&E use natural gas along with other fuels to generate electricity, so increasing prices for natural gas cause the cost of producing power to increase. By law, the utility recovers only the actual cost of the fuels it uses. Those costs are then passed directly to customers based on how much electricity each customer consumes. Typically, when the price of a fuel like natural gas goes up in the summer, when usage is highest for most, residential customer bills reflect an increased fuel charge that can make up more than half of the total bill amount.

OG&E proposed to the Commission in its fuel adjustment filing on Monday that the company recover only 50 percent of higher fuel costs during the hot summer months while delaying recovery of the remaining amount until the milder months of fall and early winter. The deferral also includes approximately $60 million in higher fuel costs that the company has not yet recovered from customers.

“We share the Commission’s concern that higher gasoline prices and the resulting price increases for food and other necessities, compounded by higher utility bills, would place added financial strain on our customers,” said OGE Energy Corp. Chairman, President and CEO Pete Delaney. “We believe that by working creatively with regulators and re-evaluating fuel costs later this year we may lessen the impact higher natural gas prices will have on summer electric bills.”

The company’s proposal, which is scheduled to be implemented July 1, reduces the near-term impact on its customers of higher fuel prices. The average summer bill, which is based on usage of about 1,500 kilowatt hours per month from July through September, will increase by about $15. Without the proposed deferral plan, bills would have increased by $30 or more. While the impact on summer bills will be reduced, bills received in the months of October through December, when average usage is about 950 kilowatt hours per month, will be higher in order to recover deferred fuel costs.

In addition, OG&E will increase the frequency of fuel forecast reviews with the Commission, which will help to avoid dramatic increases or decreases in customers’ bills.

“Typically, we look at fuel with the Commission once or twice a year. More frequent fuel reviews will help to smooth any spikes – up or down – that may occur as a result of higher or lower fuel costs,” Delaney said. “For example, the company will review the status of its fuel costs with the Commission in September and determine the appropriate fuel charge for the remainder of the year. We value the input from the Commission as we are both concerned about how higher fuel costs will affect our customers.”

Delaney added that customers can also help to offset the increased costs by taking advantage of the company’s average monthly billing program and following a few simple conservation tips such as setting the thermostat a few degrees higher, ensuring proper insulation and weather-stripping, using ceiling fans or box fans, and changing air filters monthly. For more information on these and other tips visit the company’s Web site at www.oge.com. In addition, the company will implement this summer a number of conservation and efficiency programs as a part of its Demand-Side Management initiative, which is designed to provide customers tools to better manage their energy costs.

Information about Average Monthly Billing and other available options may be heard by calling OG&E toll-free 877-OGE-INFO (1-877-643-4636).

OG&E, a subsidiary of OGE Energy Corp. (NYSE: OGE), serves more than 765,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent company of Enogex LLC, a natural gas pipeline business with principal operations in Oklahoma and Arkansas.